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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            -------------------------

                                     FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) August 7, 2001
                                                --------------------------------


                             The Liberty Corporation
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               (Exact name of Registrant as Specified in Charter)


       South Carolina               1-5846                        57-0507055
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(State or Other Jurisdiction     (Commission File               (IRS Employer
     of Incorporation)                Number)                Identification No.)


2000 Wade Hampton Boulevard, Greenville, SC                             29615
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(Address of Principal Executive Offices)                             (Zip Code)


Registrant's telephone number, including area code          (864) 609-8256
                                                  ------------------------------

                                      n/a
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         (Former Name or Former Address, if Changed Since Last Report)


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ITEM 9. REGULATION FD DISCLOSURE.

[LIBERTY CORPORATION LETTERHEAD]

For Further Information:   Howard Schrott (864) 609-4370




                            THE LIBERTY CORP. REPORTS
             SECOND QUARTER RESULTS AND NEW LONG-TERM NBC AGREEMENT


GREENVILLE, S.C., August 7, 2001-- The Liberty Corp. (NYSE: LC) today reported financial results for quarter ended June 30, 2001. Liberty's sole operating subsidiary, Cosmos Broadcasting, operates 15 network-affiliated television stations.

For the quarter ended June 30, 2001, net revenue increased nine percent to $48.0 million compared with $44.0 million for the prior year. On a pro forma basis, total revenue for time sales (excluding political) decreased eight percent in the quarter. Total net revenue also decreased eight percent on a pro forma basis. Pro forma results assume the company operated all stations owned at the end of the quarter for all periods shown.

  For the six months ended June 30, 2001, net revenue increased eleven percent to $90.1 million from $81.0 million from the prior year. On a pro forma basis, total revenue for time sales (excluding political) decreased five percent and total net revenue seven percent. These decreases are primarily due to the general downturn in advertising spending across the country.

For the latest quarter, broadcast cash flow increased one percent to $19.9 million. Pro forma broadcast cash flow decreased 16 percent in the quarter and for the six-month period. Broadcast cash flow is defined as operating income plus depreciation and amortization, non-cash compensation, corporate cash expenses, and non-recurring expenses. Broadcast cash flow is a commonly used measurement to evaluate the operating performance of media properties.

"It remains quite evident that the nationwide economic slowdown continues to disproportionately affect advertising related businesses, though, once again this quarter we find our broadcast properties outperforming our peers and the industry," commented Hayne Hipp, Chief Executive Officer of Liberty. "As we weather the cycle, our strong operating culture and debt-free balance sheet will enable us to explore opportunities, internally and externally, to grow our company."


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         Separately, the Company announced today that it has signed a new
10-year affiliation agreement on behalf of its NBC affiliated television stations.


         "We are very pleased with our new long-term partnership with NBC," Hipp said. "Our new agreement provides network-related stability over the long term for eight of our 15 stations. In addition, the agreement provides for Liberty to continue receiving compensation from NBC for a substantial portion of the term and, thereafter, will be compensation neutral."


         A major group broadcaster, Liberty owns 15 network-affiliated television stations, including eight NBC affiliates (WAVE-TV, Louisville, KY; WIS-TV, Columbia, SC; WLBT-TV, Jackson, MS; WFIE-TV, Evansville, IN; WSFA-TV, Montgomery, AL; KCBD-TV, Lubbock, TX; WALB-TV, Albany, GA and KPLC-TV, Lake Charles, LA); five ABC affiliates (KLTV-TV, Tyler, TX; KTRE-TV, the satellite affiliate of KLTV in Lufkin, TX; WLOX-TV, Biloxi, MS; WWAY-TV, Wilmington, NC and KAIT-TV, Jonesboro, AK); and two CBS affiliates (WTOL-TV, Toledo, OH and KGBT-TV, Harlingen, TX). In addition, Liberty owns CableVantage Inc., a cable advertising sales subsidiary; Take Ten Productions, a video production facility; and Broadcast Merchandising Company, a professional broadcast equipment dealership.


         Liberty has operational partnerships and equity positions in WorldNow, the leading provider of Internet technology solutions for local media companies; MyWeather, developer of innovative technologies to provide personalized weather on the web; and iBlast, the nation's largest wireless data broadcast distribution network that provides a fast, cost-effective "last mile" solution for content providers and consumers.


         The live broadcast of The Liberty Corporation's second quarter conference call will begin today at 1:30 p.m. Eastern Time. An online replay will be available approximately two hours following the conclusion of the live broadcast and will continue through September 8, 2001. A link to these events can be found at the Company's website: www.LibertyCorp.com.

Forward-Looking Statements


The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information contained herein or in any other written or oral statements made by, or on behalf of the Company, is or may be viewed as forward-looking. The words "expect," "believe," "anticipate" or similar expressions identify forward-looking statements. Although the Company has used appropriate care in developing any such forward-looking information, forward-looking information involves risks and uncertainties that could significantly impact actual results. These risks and uncertainties include, but are not limited to, the following: changes in national and local markets for television advertising; changes in general economic conditions, including the performance of financial markets and interest rates; competitive, regulatory, or tax changes that affect the cost of or demand for the Company's products; and adverse litigation results. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments, or otherwise.



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                             THE LIBERTY CORPORATION
                          Income Statement Information

                                                                Three Months Ended                    Six Months Ended
                                                                     June 30,                             June 30,
                                                          --------------------------------    --------------------------------
(In 000's, except per share data)                             2001              2000              2001              2000
                                                          -------------    ---------------    -------------    ---------------
                                                                     Unaudited
REVENUES
  Station revenues (net of commissions)                   $    44,727      $     40,683       $    84,237      $     74,679
  Cable advertising and other revenues                          3,227             3,342             5,882             6,305
                                                          -------------    ---------------    -------------    ---------------
   Net revenues                                                47,954            44,025            90,119            80,984
                                                          -------------    ---------------    -------------    ---------------

                        EXPENSES
Operating expenses                                             26,098            23,112            51,873            44,979
Amortization of program rights                                  1,976             1,566             3,936             3,088
Depreciation and amortization of intangibles                    7,431             4,933            15,283             9,592
Corporate, general, and administrative expenses                 3,216             2,677             6,098             5,364
                                                          -------------    ---------------    -------------    ---------------
   Total operating expenses                                    38,721            32,288            77,190            63,023

Operating income                                                9,233            11,737            12,929            17,961

Net investment income                                           2,509               560             5,737            11,292
Interest expense                                                   --             4,896                --             8,391
                                                          -------------    ---------------    -------------    ---------------
Income from continuing operations before income taxes          11,742             7,401            18,666            20,862
Provision for income taxes                                      4,462             2,989             7,093             8,563
                                                          -------------    ---------------    -------------    ---------------
Income from continuing operations                               7,280             4,412            11,573            12,299
Income from discontinued operations (net of taxes)                 --            10,978                --            18,488
                                                          -------------    ---------------    -------------    ---------------
    NET INCOME                                            $     7,280      $     15,390            11,573            30,787
                                                          =============    ===============    =============    ===============

DILUTED EARNINGS PER SHARE:
Diluted earnings per common share from continuing
   operations                                                   $0.37             $0.22             $0.59             $0.62
Diluted earnings per common share from discontinued
   operations                                                     --               0.56             --                 0.94
                                                          -------------    ---------------    -------------    ---------------
Diluted earnings per common share                               $0.37             $0.78             $0.59             $1.56
                                                          =============    ===============    =============    ===============

Weighted average common dilutive shares                        19,702            19,651            19,665            19,711
Actual common and common equivalent shares outstanding
   at end of period                                            19,575            19,514            19,575            19,514

RECONCILIATION OF OPERATING INCOME TO ADJUSTED BROADCAST CASH FLOW

Operating income per income statement                     $     9,233      $     11,737       $    12,929      $     17,961
One time charges (1)                                               --               245                --               449
                                                          -------------    ---------------    -------------    ---------------
               Adjusted operating income                        9,233            11,982            12,929            18,410
Add:
  Depreciation and amortization                                 7,431             4,933            15,283             9,592
  Non-cash compensation                                           233               243               309               562
                                                          -------------    ---------------    -------------    ---------------
                  Operating cash flow                     $    16,897       $    17,158       $    28,521            28,564
  Corporate cash expenses                                       2,984             2,432             5,789             4,802
                                                          -------------    ---------------    -------------    ---------------
                  Broadcast cash flow                     $    19,881      $     19,590       $    34,310            33,366
                                                          =============    ===============    =============    ===============

(1) Adjusted to exclude charges in 2000 related to the phase-out and winding up of the Company's direct mail operations



                                      -END-

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   THE LIBERTY CORPORATION


                                   By: /s/ Martha Williams
                                      ------------------------------------------
                                        Name:  Martha Williams
                                        Title: Vice President, General Counsel
                                               and Secretary

                                      August 7, 2001